UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2016

I.D. SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-15087	22-3270799
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 Tice Boulevard, Woodcliff Lake, New Jersey		07677
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (201) 996-9000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

I.D. Systems, Inc. (the “Company”) held its 2016 annual meeting of stockholders (the “Annual Meeting”) on June 14, 2016. At the Annual Meeting, the Company’s stockholders were asked to vote upon:

1.
The election of five directors, each to serve until the Company’s 2017 annual meeting of stockholders and until their respective successors are duly elected and qualified.  The nominees for election were Kenneth Brakebill, Michael Brodsky, Kenneth Ehrman, Ron Konezny and Tony Trousset;

2.	The ratification of the appointment of EisnerAmper LLP (“EisnerAmper”) as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2016; and

3.	An advisory (non-binding) vote to approve the Company’s executive compensation.

The results of the matters voted on at the Annual Meeting, based on the presence in person or by proxy of holders of record of 12,437,911 shares of the 13,824,544 shares of the Company’s common stock entitled to vote, were as follows:

1.
The election of each of Messrs. Brakebill, Brodsky, Ehrman, Konezny and Trousset as directors of the Company to serve until the 2017 annual meeting of stockholders and until their respective successors are duly elected and qualified was approved as follows:

	For	Withheld	Broker Non-Votes
Kenneth Brakebill	9,037,058	374,067	3,026,786
Michael Brodsky	8,323,859	1,087,266	3,026,786
Kenneth Ehrman	9,038,658	372,467	3,026,786
Ron Konezny	8,778,566	632,559	3,026,786
Tony Trousset	9,037,258	373,867	3,026,786

2.	The stockholders ratified the appointment of EisnerAmper as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. The voting results were as follow:

For	Against	Abstain	Broker Non-Votes
12,413,520	5,215	19,176	--

3.	The stockholders approved an advisory resolution on executive compensation. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
7,897,054	403,811	1,110,260	3,026,786

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

I.D. SYSTEMS, INC.

By:	/s/ Ned Mavrommatis
Name: Ned Mavrommatis
Title: Chief Financial Officer

Date: June 14, 2016